UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

______________

FUTURE WORLD GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

______________

Nevada	333-197968	33-1230099
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 South Brea Canyon Road

Walnut, CA 91789

(Address of Principal Executive Office) (Zip Code)

(909) 718-7880

(Registrant’s telephone number, including area code)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 27, 2016, Sky Rover Holdings, Ltd., a California corporation (“Sky Rover”) which is 100% owned by Lei (“Lester”) Pei, the Registrant’s CEO and principal shareholder, loaned an additional $2,000,000 to the Registrant, i.e. including Sky Rover’s $1,000,000 loan to the Registrant in August, 2016, a total of $3,000,000 has been loaned to the Registrant by Sky Rover since August 1, 2016

The terms for the investment are as follows: Sky Rover was issued an unsecured convertible promissory note (the “Note”) which is due in three years (on September 27, 2019), and is convertible into the Registrant’s common shares at any time before the due date, at a conversion price of $.04 per share (subject to adjustment in the event of stock splits, forward splits, recapitalizations, a merger, etc.).

If and when Sky Rover converts the entire $2,000,000 Note at the present conversion price of $.04 per share to 50,000,000 shares, and assuming that Sky Rover also converts the $1,000,000 loan at the same conversion price of $.04 per share, Sky Rover would be issued a total of 75,000,000 restricted shares of the Registrant’s common stock.  Those shares, plus the 6,000,000 shares Mr. Pei currently owns, would give him beneficial ownership of 81,000,000 of the Registrant’s 83,130,000 then-issued and outstanding shares (assuming that no other shares are issued before conversion), which would be approximately 97.4% of the then-outstanding shares.

The Note bears interest of 5% per annum, with interest payable quarterly, in cash or, at the Registrant’s option, the issuance to Sky Rover of restricted shares of the Registrant’s common stock at the conversion price of $.04 per share.

The Registrant intends to use the proceeds of the loan for working capital.

The above descriptions of the terms set forth in the Note are qualified in the entirety by reference to the Note and the Note Agreement, which are Exhibits to this Report on Form 8-K.

As of the date of the issuance of the Note, the Registrant had 75,000,000 authorized common shares, $.001 par value, which would not be enough authorized shares if both the $1,000,000 note and the $2,000,000 Note were both converted immediately.  So, the Registrant, by consent of Mr. Pei, the majority shareholder, has caused the Registrant to increase its authorized common shares to 250,000,000, $.001; and Mr. Pei’s consent also authorized the issuance of up to 50,000,000 Preferred Shares, $.001 par value, with such rights, powers, designations, preferences, liquidation and conversion rights, and other terms, as are set forth in each issuance of Preferred Shares in a resolution of the Board of Directors.

As of the date of this Form 8-K, no Preferred Shares have been issued, and the Registrant has no current plans or agreements which would require the issuance of any Preferred Shares.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
8.01	Convertible Promissory Note
8.02	Note Agreement
8.03	Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FUTURE WORLD GROUP, INC.

Date: September 29, 2016	By:	/s/ Lei Pei
Lei Pei CEO

Exhibit Index

Exhibit No.	Description
8.01	Convertible Promissory Note
8.02	Note Agreement
8.03	Amended and Restated Articles of Incorporation

4